Exhibit 10.4

Supplementary Agreement

Lessor:	Neighborhood Committee of Dongqili Community, Caiyuan Street, Taishan District, Tai’an City (hereinafter referred to as “Party A”)

Lessee:	Tai’an Tony Fun Shopping Mall Co., Ltd. (hereinafter referred to as “Party B”)

Per friendly consultation, in the spirit of mutual benefit and reciprocity as well as mutual understanding and mutual accommodation, and based on the “Lease” and “Supplementary Agreement” signed by both parties on June 28, 2013 and July 28, 2017 respectively, both parties hereby agree unanimously to amend the amount of rent as follows:

1.	Party B has paid RMB 2,105,098 in total to Party A for the rent.

2.	Both parties will not amend the paid rent as mentioned above, however, for the rent through July 31, 2021, both parties agree that:

1)	The amount of rent from August 1, 2016 to July 31, 2017 is RMB 2,105,098.

2)	The amount of rent from August 1, 2017 to July 31, 2018 is RMB 2,105,098.

3)	The amount of rent from August 1, 2018 to July 31, 2019 is RMB 2,455,948.

4)	The amount of rent from August 1, 2019 to July 31, 2020 is RMB 2,455,948.

5)	The amount of rent from August 1, 2020 to July 31, 2021 is RMB 4,093,246.

3.	In case of any discrepancy among different versions, this Supplementary Agreement shall prevail on the adjusted clauses, the unchanged clauses shall be performed pursuant to the previous agreements.

4.	This Supplementary Agreement shall be performed beginning on July 6, 2018.

5.	This Supplementary Agreement is made in quadruplicate, each party holds two copies respectively, and it will come into effect after the signature of both parties.

Party A:	Neighborhood Committee of Dongqili Community, Caiyuan Street, Taishan District, Tai’an City

Authorized representative (Signature) /s/ Yunqing Cao

Date of signature:	July 6, 2018

Party B:	Tai’an Tony Fun Shopping Mall Co., Ltd.

Authorized representative (Signature) /s/ Zhiqiang Han

Date of signature:	July 6, 2018